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FOR IMMEDIATE RELEASE

Golden Telecom Signs Binding Term Sheet to Acquire a Majority Stake in Corbina in Exchange for
Golden Telecom Shares plus Cash Consideration

MOSCOW, Russia (December 20, 2006) — Golden Telecom, Inc. (“Golden Telecom” or the “Company”) (NASDAQ: “GLDN”), a leading facilities-based provider of integrated telecommunications and Internet services in major population centers throughout Russia and other countries of the Commonwealth of Independent States (“CIS”), announced today that it has executed a binding Term Sheet with Dawn Key Limited, a company which owns 71.11% of shares of Inure Enterprises Ltd., Cyprus (“Inure”). Inure is jointly controlled by Mr. Alexander Mamut and Renova Capital and owns 99% of shares of ZAO Cortec. Under the Term Sheet, Golden Telecom will receive 51% ownership in ZAO Cortec together with its wholly-owned subsidiaries ZAO Investelektrosvyaz, ZAO Kabelstroy and other subsidiaries (jointly doing business as the Corbina Telecom Group) (“Corbina”) in exchange for an issue of 8% of Golden Telecom’s shares calculated on a post-acquisition basis and $10.0 million in cash. The transaction is subject to approval by the appropriate regulatory bodies in the United States and Russia, and execution and consummation of an ownership interest purchase agreement.

Founded in 1995, Corbina is a facilities-based alternative service provider operating in Moscow and 24 regions of Russia. According to Corbina’s management estimates, Corbina’s revenue outlook for 2006 is approximately $90.0 million, which is generated by:

•	Fiber-to-the-Building (“FTTB”) broadband Internet services in Moscow, St. Petersburg and 4 other Russian cities

•	Switched voice and data services provided to Small and Medium Enterprises (“SME”s) in Moscow

•	Fixed-to-mobile convergent services with a wireless DAMPS network that are used by over 35,000 users

In late 2005, Corbina commenced the roll-out of a FTTB network which, to date, covers approximately 2,400,000 apartments in Moscow, comprising two-thirds of all households in the city. The network serves approximately 110,000 broadband Internet customers. Corbina adds more than 10,000 customers per month, which is one-third of all incremental broadband users in Moscow. Corbina’s network and presence in its markets position Corbina as the leader in terms of customer base net growth. We expect that Corbina’s strong position and market presence will be further fuelled by increasing network reach.

Corbina primarily targets residential and SME customers in the corporate segment in Moscow by focusing on off-the-shelf product offerings, including broadband Internet and switched voice services. Corbina enjoys impressive brand recognition and strong customer loyalty. With several years of experience in running a DAMPS-based fixed-to-mobile convergent services business, Corbina has not only built a base of loyal high-usage customers, but has also gained first-hand knowledge on how to successfully provide GSM-based convergent services.

In the light of the strong potential growth of this business it is mutually agreed to issue an initial public offering of Corbina in Moscow, London or New York by the end of 2008 subject to market conditions and regulatory approvals.

Commenting on the potential acquisition, Mr. Jean-Pierre Vandromme, Chief Executive Officer of Golden Telecom noted: “In Moscow this acquisition overcomes Golden Telecom’s “last mile deficit” and provides us with access to virtually every building in the city. Corbina’s widely developed local loop puts us on a par with the incumbent. This acquisition supports our strategy to develop broadband services for mass markets and significantly strengthens our position in Moscow, St. Petersburg and several other large cities of Central Russia with a FTTB network. We believe that FTTB is the ultimate broadband technology and one which provides great potential for our future growth. Local loops based on this access type support speeds of 100Mbit/s to every end user, a speed which is 200 times faster than ADSL solutions currently on offer in Russia. FTTB is one of the best platforms to meet current and foreseeable future needs such as VoIP, instant messaging, video conferencing, IPTV, Video-on-Demand and rapidly growing value added services such as interactive entertainment.”

Mr. Jean-Pierre Vandromme further added: “Corbina is already clearly among the leaders in the Moscow broadband market. Golden Telecom has just rolled out a WiFi network in Moscow which is the largest in Europe and second largest in the world. We are now in a position to offer our customers high-speed wireline broadband at home and broadband mobility in the city. We will also be able to offer a quadric-play product to mass markets as we bundle VoIP, IPTV and MVN-based (mobile virtual network-based) services. These service offerings will clearly position Golden Telecom as a unique and exciting player in the market. This acquisition will confirm Golden Telecom’s ability to consolidate strategic acquisitions in the Russian market, following from the acquisitions and successful integration of Sovintel, Comincom Combellga and 16 regional acquisitions since 2003. This acquisition will further reinforce our leadership position in promising and expanding markets of telecoms and media.”

Mr. Alexander Mamut stated: “This is an excellent deal for both parties. We are very pleased with the way that Corbina has developed its broadband roll-out. On the back of the current consolidation trend in the Russian telecoms industry, we have decided that joining forces with Golden Telecom creates the best platform to achieve even more ambitious aims. The pairing with Golden Telecom creates a partnership that is greater than the sum of its parts. We believe that the receipt of Golden Telecom shares will provide us with greater upside than cash and will allow us to participate in Golden Telecom’s impressive future growth. We look forward to taking an active role both on the board of directors of Corbina and as a shareholder in Golden Telecom.”

About Golden Telecom (www.goldentelecom.com)

Golden Telecom, Inc., (NASDAQ: “GLDN”) is a leading facilities-based provider of integrated telecommunications and Internet services in major population centers throughout Russia and other countries of the CIS. The Company offers voice, data and Internet services to corporations, operators and individuals using its metropolitan overlay networks in major cities, including Moscow, Kiev, St. Petersburg, Nizhny Novgorod, Samara, Kaliningrad, Krasnoyarsk, Alma Ata and Tashkent and via leased channels and fiber optic and satellite-based networks, including approximately 287 combined access points in Russia and other countries of the CIS. The Company offers mobile services in Kiev and Odessa.

Statements made in this press release are forward looking and are made pursuant to the provisions of the Securities Litigation Reform Act of 1995. Such statements include those on the expected acquisition details, expected results from Corbina and its future growth, the expected benefits from the potential acquisition, including overcoming our “last mile deficit” and access to buildings in Moscow, our ability to develop broadband services, the benefits of FTTB, our future service offerings, and our plans to take Corbina public by the end of 2008.  It is important to note that such statements involve risks and uncertainties, which may cause results to differ materially from those set forth in these statements. Such risks and uncertainties include, but are not limited to, the possibility that that we are unable to close the transaction, that the acquisition details will change, that we are not able to offer the services in the manner we expect or that we are unable to implement the technology as we expect, or that the services including FTTB technology, will not provide the expected growth or benefits, and the possibility that the market conditions may not be appropriate to take Corbina public by the end of 2008 or that we are unable to do so. Additional information concerning factors that could cause results to differ materially from those in the forward looking statements is contained in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s quarterly reports on Form 10-Q, periodic reports on Form 8-K filed during 2006, and the Company’s annual report on Form 10-K for the year ended December 31, 2005.

For more information please contact:

Public Relations:
Anna Chin Go Pin
e-mail: publicrelations@gldn.net
tel.: +7-495-797-9300;
fax: +7-495-797-9332

Investor Relations:
Alexei Subbotin
e-mail: ir@gldn.net
tel.: +7-495-797-9300;
fax.: +7-495-797-9331
www.goldentelecom.com